EXHIBIT 10.2

FIRST AMENDMENT TO CONTRACT OF SALE
THIS FIRST AMENDMENT TO CONTRACT OF SALE (the "Amendment") dated effective as of May 26, 2015, is entered into by and between STEADFAST ASSET HOLDINGS, INC., a California corporation (hereinafter referred to as "Buyer") and BUTLER FEE LLC, a Delaware limited liability company (hereinafter referred to as "Seller").
RECITALS:
A.     Seller and Buyer entered into that certain Contract of Sale dated effective as of May 13, 2015 (as amended, the "Agreement"), with respect to the purchase and sale of the property commonly known as Arbors at Brookfield, located at 782 East Butler Road, Mauldin, South Carolina, as more particularly described in the Agreement; and
B.     Seller and Buyer desire to amend the Agreement as set forth in this Amendment.
AGREEMENTS:
Now, therefore, in consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Seller and Buyer agree as follows:
1.Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.
2.Investigation Period. The Feasibility Period Expiration Date is hereby extended to 4:00 p.m., pacific standard time on May 29, 2015.
3.Ratification. Except as expressly amended hereby, the Agreement and all rights and obligations created thereby or thereunder not inconsistent with the terms of this Amendment are in all respects ratified and confirmed and remain in full force and effect; however, in the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control with all doubt resolved in favor of enforcement of the terms of this Amendment.
4.Miscellaneous. This Amendment (a) shall be governed by, construed under and enforced in accordance with the laws of the State of South Carolina; (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; (c) may be modified or amended only in writing signed by each party hereto; (d) may be executed by facsimile or electronic signatures (or PDF 0 r other digital image signatures) and in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered by facsimile or e-mail of digital image signatures shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (e) embodies the entire Amendment and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter.
[signatures follow on the next page]

The undersigned have caused this Amendment to be executed effective as of the date first set forth above.

BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Vice President

[signatures continue on the following page]

The undersigned have caused this Amendment to be executed effective as of the date first set forth above.

SELLER:

BUTLER FEE LLC,
a Delaware limited liability company

By:	Butler Fee Inc.,
a Delaware corporation,
its sole member

	By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Title:	Vice President